CUSIP No. 687793109	13G	Page 21 of 22

Exhibit 1

Joint Filing Agreement

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of shares of Oscar Health, Inc.

EXECUTED this 14th day of February, 2022.

GENERAL CATALYST GROUP VI, L.P.

By:	GENERAL CATALYST PARTNERS VI, L.P.
its General Partner

	By:	GENERAL CATALYST GP VI, LLC
its General Partner

		By:	/s/ Christopher McCain
Christopher McCain
Chief Legal Officer

GENERAL CATALYST PARTNERS VI, L.P.

By:	GENERAL CATALYST GP VI, LLC
its General Partner

		By:	/s/ Christopher McCain
Christopher McCain
Chief Legal Officer

GENERAL CATALYST GP VI, LLC

		By:	/s/ Christopher McCain
Christopher McCain
Chief Legal Officer

GENERAL CATALYST GROUP X – GROWTH VENTURE, L.P.

By:	GENERAL CATALYST PARTNERS X – GROWTH VENTURE, L.P.
its General Partner

	By:	GENERAL CATALYST GP X – GROWTH VENTURE, LLC
its General Partner

		By:	/s/ Christopher McCain
Christopher McCain
Chief Legal Officer

CUSIP No. 687793109	13G	Page 22 of 22

GENERAL CATALYST PARTNERS X – GROWTH VENTURE, L.P.

By:	GENERAL CATALYST GP X – GROWTH VENTURE, LLC
its General Partner

	By:	/s/ Christopher McCain
Christopher McCain
Chief Legal Officer

GENERAL CATALYST GP X – GROWTH VENTURE, LLC

	By:	/s/ Christopher McCain
Christopher McCain
Chief Legal Officer

*
Kenneth Chenault

*
Joel E. Cutler

*
David P. Fialkow

*
Hemant Taneja

*By:	/s/ Christopher McCain
Christopher McCain as Attorney-in-Fact